Exhibit 10.1
SECOND AMENDMENT
TO THE
VISION BANK
SALARY CONTINUATION PLAN
DATED JULY 14, 2004
FOR
J. DANIEL SIZEMORE
     This SECOND AMENDMENT is executed and effective this 1st day of                     June___, 2007, by and between Vision Bank, a state-chartered commercial bank located in Panama City, Florida (the “Company”), and J. Daniel Sizemore (the “Executive”) as follows:
     The Company and the Executive executed the Salary Continuation Plan on July 14, 2004 effective as of the first day of April, 2004 and amended the Salary Continuation Plan on June 26, 2006 effective as of the first day of January, 2005 (collectively, the “Agreement”); and
     Pursuant to that certain Agreement and Plan of Merger entered into between Vision Bancshares, Inc. (the “Holding Company”) and Park National Corporation dated to be effective as of September 14, 2006, the Holding Company merged with and into Park National Corporation effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007 (the “Merger”); and
     The Merger resulted in a Change of Control of the Holding Company as defined in Section 1.4 of the Agreement; and
     As a result of the Merger, the Company and the Executive desire to amend the Agreement to (a) provide that the Change of Control Benefit shall be equal to the Change of Control Benefit set forth on Schedule A to the Agreement for the Plan Year (as defined in Section 1.17 of the Agreement) during which the Executive’s Termination of Employment (as defined in Section 1.19 of the Agreement) occurs and in no event may be less than the Change of Control Benefit set forth on Exhibit A to this Second Amendment and (b) clarify that the benefit provided to the Executive upon Termination of Employment following the Merger shall be the greater of (i) the Normal Retirement Benefit described in Section 2.1 or (ii) the Change of Control Benefit described in Section 2.5.
     The undersigned hereby amend the Agreement for the purposes recited herein. Therefore, the following amendment to the Agreement shall be made:
     Section 2.5 of the Agreement shall be restated as follows:
2.5	Change of Control Benefit. Upon a Change of Control followed by the Executive’s Termination of Employment, the Company shall pay to the Executive the benefit described in this Section 2.5 in lieu of the benefits described in Sections 2.2 Involuntary Termination Benefit, 2.3 Voluntary Termination Benefit or 2.4 Disability Benefit.

2.5.1 Amount of Benefit. The annual benefit under this Section 2.5 is the Change of Control Benefit set forth on Schedule A for the Plan Year during which the Executive’s Termination of Employment occurs; provided however, that in no event shall such annual benefit be less than the Change of Control Benefit set forth on the Exhibit A attached to the Second Amendment to the Agreement. The benefit is determined by vesting the Executive in one hundred (100%) in the Change of Control Benefit described in this Section 2.5.1.

2.5.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing with the month following Normal Retirement Age. The annual benefit shall be paid to the Executive for fifteen (15) years.

2.5.3 Minimum Benefit. The benefit provided to the Executive upon Termination of Employment following the merger of the Holding Company with and into Park National Corporation effective as of 6:00 p.m., Eastern Standard Time, on March 9, 2007, shall in no event be less than the amount described in Section 2.5.1 and; provided further, in the event the Executive is eligible to receive the Normal Retirement Benefit described in Section 2.1 and such Normal Retirement Benefit is greater than the Change of Control Benefit, then the Executive shall be paid the Normal Retirement Benefit in accordance with the provisions of Section 2.1.
     IN WITNESS WHEREOF, the Company and the Executive hereby consent to this Second Amendment.

Executive:	Vision Bank

/s/ J. Daniel Sizemore	By	/s/ J.W. Ginn

J. Daniel Sizemore	Title	President

Exhibit A
Change in Control Benefit
$47,700.00

Plan Year Reporting
Salary Continuation Plan
Schedule A
Daniel Sizemore

Birth Date: 1/27/1948			Change in Control
Plan Anniversary Date: 4/1/2005
Normal Retirement: 1/27/2013, Age 65			Annual Benefit[3]
Normal Retirement Payment: Monthly for 15 years			Amount Payable at
			Normal Retirement Age

		Benefit		Based On
Values	Age	Level[2]	Vesting	Benefit
as of	(0)	(1)	(2)	(3)

Mar 2007	59	47,700	100%	47,700

Mar 2008 [1]	60	49,131	100%	49,131
Mar 2009	61	50,605	100%	50,605
Mar 2010	62	52,123	100%	52,123
Mar 2011	63	53,687	100%	53,687
Mar 2012	64	55,297	100%	55,297

Jan 2013	65	56,956	100%	56,956
January 27, 2013 Retirement; February 1, 2013 First Payment Date

[1]	The first line reflects 12 months of data, April 2007 to March 2008.

[2]	The benefit amount is based on 30% of current compensation. Compensation is based on $159,000 initially, inflating at 3.00% each year to $189,854 at retirement.

[3]	The annual benefit amount will be distributed in 12 equal monthly payments for a total of 180 monthly payments.

*	IF THERE IS A CONFLICT IN ANY TERMS OR PROVISIONS BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.
Salary Continuation Plan for Vision Bank — Wewahitchka, FL